Exhibit 11(b)

                          [Letterhead]


               CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
The Caldwell & Orkin Funds, Inc.


     We consent to the inclusion in the Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A under the Securities Act of 1933 (File No. 33-35156) of our report dated May 22, 1997, on our audit of the financial statements and financial highlights of The Caldwell & Orkin Funds, Inc. appearing in the Registrant's 1997 Annual Report.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Atlanta, Georgia
July 31, 1998